EXHIBIT 99.1

ACME Communications Announces Fourth Quarter and Full Year 2006 Results

Fourth Quarter Station Revenues Increase 4 Percent Year-Over-Year; Fourth Quarter Broadcast Cash Flow Increases 65 Percent to $1.1 Million

SANTA ANA, Calif., March 21, 2007 (PRIME NEWSWIRE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the fourth quarter and full year ended December 31, 2006.

On February 16, 2007, the Company completed the previously announced sale of its television station in Ft. Myers - Naples, Florida (WTVK) to Sun Broadcasting, Inc. The proceeds from this sale were used to repay all of the then outstanding borrowings and accrued interest of $37.2 million and to fund the majority of the special dividend of $0.50 per share of common stock paid on March 12, 2007 to shareholders of record as of the close of business on February 26, 2007. This sale followed the sale of the Company's Salt Lake City station (KUWB) to Clear Channel in April 2006. As a result of these transactions, "Discontinued Operations" accounting has been adopted in the financial statements for all periods presented in this press release, and the results from the operations of KUWB and WTVK have been reclassified from continuing operations and reflected as discontinued operations.

ACME's net revenues from continuing operations for the fourth quarter of 2006 decreased 2% to $8.4 million compared to $8.6 million for the fourth quarter of 2005. Excluding fourth quarter 2005 revenues of $471,000 from The Daily Buzz, LLC, which was deconsolidated effective July 1, 2006, our stations' net revenues for the quarter increased 4%, reflecting growth in the group's share of non-political advertising market revenues. Broadcast cash flow (as defined in Supplemental Table 1) for the quarter increased 65% to $1.1 million compared to broadcast cash flow of $643,000 for the fourth quarter of 2005. Adjusted EBITDA (as defined in Supplemental Table 1) was $94,000 compared to negative $760,000 in the fourth quarter of 2005. The Company's loss from discontinued operations for the fourth quarter of 2006 was $170,000 compared to income from discontinued operations of $454,000 for the fourth quarter of 2005, which included $1.6 million in additional proceeds from our 2003 sale of KPLR to the Tribune Company. Also, because the proceeds received from the sale of our discontinued operations exceeds all outstanding debt for the periods reported, all interest expense for all periods has been allocated to discontinued operations. The Company's net loss for the fourth quarter of 2006 was $1.6 million compared to a net loss for the fourth quarter of 2005 of $5.6 million.

The increase in broadcast cash flow results reflects the combination of moderate revenue growth at the stations combined with a 3% decrease in the station group's cash-based operating expenses (as set forth on Supplemental Table 3). The decrease in cash-based station operating expenses was driven primarily by an increase in network co-op for advertising costs, a decrease in network compensation expense and reduced sales related costs.

Net revenues for continuing operations for the full year 2006 were $34.8 million, an increase of 2% compared to $34.2 million in net revenues for 2005. Excluding The Daily Buzz, LLC's net revenues of $931,000 and $1.7 million for 2006 and 2005, respectively, our stations' net revenues increased 4%. Broadcast cash flow increased 67% to $3.5 million in 2006 from $2.1 million in 2005 and adjusted EBITDA was $26,000 in 2006 compared to negative $1.8 million in 2005. The Company's net loss for 2006 was $4.2 million compared to a $15.9 million net loss for 2005. The reduction in our net loss was principally attributable to significant improvements in the operating results of our continuing stations, including reduced license impairments, a $5.9 million gain in 2006 on the sale of our Salt Lake City station, and reduced interest expense.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "Our fourth quarter top line results were below our expectations as marketplace revenues softened in December. However, we were able to drive a strong increase in our broadcast cash flow primarily due to continued efforts to reduce expenses. The completion of our WTVK transaction last month was an important milestone for the Company, allowing us to provide some liquidity to our shareholders via a special dividend distribution, while moving forward with an essentially debt free balance sheet. Although advertising demand seems anemic in early 2007, we are positioning our stations to take advantage of potential ratings improvements for The CW Network, as well as a strengthening ad environment. In the meantime, we will continue to explore all of our options for generating returns for our shareholders."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to the Company's adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company considers operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of consolidated net revenue to station net revenue and a reconciliation of operating expenses to cash-based station operating expenses are included in Supplemental Tables 2 and 3, respectively. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Daily Buzz Development

On March 14, 2007, the Company entered into an agreement with Emmis Television Broadcasting, L.P., ("Emmis"), a subsidiary of Emmis Communications, Inc., to reacquire Emmis' 50% equity stake in The Daily Buzz, LLC. While the Company does not expect this transaction to have a material effect on its first quarter 2007 results of operation, the Company will bear the full losses and related cash funding of the venture going forward as we strive to turn the show cash positive and explore opportunities for new strategic partners.

First Quarter 2007 Outlook

Based on current first quarter sales pacings, the Company expects first quarter 2007 net revenues for our continuing stations to decrease in the low single digits compared to the first quarter 2006 net revenues at our continuing stations of $8.2 million, which excludes $440,000 for The Daily Buzz, LLC. The Company expects cash-based station expenses to be unchanged compared to the prior year, resulting in broadcast cash flow of $300,000 - $400,000, compared to broadcast cash flow of $562,000 for the first quarter of 2006.

Fourth Quarter Conference Call

Senior management of ACME will hold a conference call to discuss the Company's fourth quarter and full year results on Wednesday, March 21, 2007, at 4:30 p.m. ET. To access the conference call, please dial (973) 582-2706. A replay of the conference call will be available through Wednesday, April 4, 2007 by dialing (877) 519-4471 (U.S.), or (973) 341-3080 (International), reservation code 8577479. In addition, the Company will provide a live webcast of the conference call on the Company's Web site, located at www.acmecommunications.com. The webcast will also be archived on the Company's Web site until April 4, 2007.

About ACME Communications

ACME Communications, Inc. owns and operates seven television stations serving markets covering 2.6% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WIWB-TV, Green Bay-Appleton, WI; WBUI-TV, Champaign-Springfield-Decatur, IL and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a My Network TV affiliate, are affiliates of The CW Network. ACME's shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs and the other risk factors set forth in the Company's 2005 Form 10-K filed with the Securities and Exchange Commission on April 14, 2006. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                  ACME Communications, Inc. and Subsidiaries
                    Consolidated Statements of Operations
                               (Unaudited)

                    (In thousands, except per share data)

                           Three Months Ended      Twelve Months Ended
                              December 31,            December 31,
                          --------------------    --------------------
                            2006        2005         2006       2005
                          --------    --------    --------    --------
 Net revenues             $  8,445    $  8,626    $ 34,789    $ 34,203
                          --------    --------    --------    --------

 Operating expenses:
  Cost of service:
   Programming,
    including
    program
    amortization             2,567       4,220      13,279      14,809
   Other costs of
    service (excluding
    depreciation and
    amortization of
    $926 and $1,014
    for the three
    months ended and
    $3,942 and $4,263
    for the twelve
    months ended
    December 31, 2006
    and 2005,
    respectively)            1,424       1,502       5,850       5,657
   Selling, general
    and administrative
    expenses                 3,276       3,091      13,238      12,895
   Depreciation and
    amortization               933       1,027       3,976       4,307
   Abandoned
    acquisition-
    related costs               --         872         177         872
   Impairment of
    broadcast
    licenses                    27       3,612          27       3,612
   Corporate expenses        1,024       1,403       3,621       3,922
                          --------    --------    --------    --------
    Operating expenses       9,251      15,727      40,168      46,074
                          --------    --------    --------    --------

    Operating loss            (806)     (7,101)     (5,379)    (11,871)

 Other income
  (expenses):
  Interest income                6           5          55          11
  Gain (loss) on sale
   of assets                   (14)         --          69       1,202
  Equity in income
   (loss) of
   unconsolidated
   affiliates                 (187)        (10)       (435)         38
                          --------    --------    --------    --------
 Loss from
  continuing
  operations before
  income taxes and
  minority
  interest                  (1,001)     (7,106)     (5,690)    (10,620)
 Income tax benefit
  (expense)                   (461)        698      (2,036)       (725)
                          --------    --------    --------    --------
 Loss from
  continuing
  operations
  before
  minority interest         (1,462)     (6,408)     (7,726)    (11,345)
 Minority interest              --         318         463         779
                          --------    --------    --------    --------
 Loss from
  continuing
  operations                (1,462)     (6,090)     (7,263)    (10,566)
                          --------    --------    --------    --------
 Discontinued
  operations:
   Income (loss)
    from
    discontinued
    operations                 (71)        553       3,479      (4,984)
   Income tax
    expense                    (99)        (99)       (395)       (395)
                          --------    --------    --------    --------
    Income (loss)
     from
     discontinued
     operations               (170)        454       3,084      (5,379)
                          --------    --------    --------    --------

     Net loss             $ (1,632)   $ (5,636)   $ (4,179)   $(15,945)
                          ========    ========    ========    ========

 Net income (loss)
  per share, basic
  and diluted
  Continuing
   operations             $  (0.09)   $  (0.15)   $  (0.45)   $  (0.66)
  Discontinued
   operations                (0.01)       0.03        0.19       (0.34)
                          --------    --------    --------    --------
   Net loss per share     $  (0.10)   $  (0.13)   $  (0.26)   $  (0.99)
                          ========    ========    ========    ========

 Weighted average basic
  and diluted common
  shares outstanding        16,047      16,047      16,047      16,047
                          ========    ========    ========    ========

 Supplemental Table 1
 --------------------

                ACME Communications Inc. and Subsidiaries
        Reconciliation of Operating Loss to Broadcast Cash Flow
                             and Adjusted EBITDA
                                 (Unaudited)
                                (In Thousands)

                      Three Months Ended         Twelve Months Ended
                          December 31,              December 31,
                      --------------------      ----------------------
                        2006        2005         2006           2005
                      --------     -------      -------       --------

 Operating loss       $  (806)     $(7,101)     $(5,379)      $(11,871)

 Add:
  Stock-based
   compensation
   at stations             41           --          165             --
  Depreciation
   and
   amortization           933        1,027        3,976          4,307
  Amortization
   of program
   rights               1,635        2,376        7,440          7,566
  Corporate
   expenses             1,024        1,403        3,621          3,922
  Minority
   interest from
   co-production
   (excluding
   depreciation)           --          124          366            585
  Equity in
   losses of The
   Daily Buzz,
   before
   depreciation          (166)          --         (302)            --
  Abandoned
   acquisition-
   related costs           --          872          177            872
  Impairment of
   broadcast
   licenses                27        3,612           27          3,612
  Program payments     (1,624)      (1,670)      (6,622)        (6,919)
                      -------      -------      -------       --------
   Broadcast cash
    flow (a)            1,064          643        3,469          2,074
 Less:
  Corporate
   expenses             1,024        1,403        3,621          3,922
  Stock-based
   compensation
   at corporate           (54)          --         (178)            --
                      -------      -------      -------       --------

    Adjusted
     EBITDA           $    94      $  (760)     $    26       $ (1,848)
                      =======      =======      =======       ========

 Broadcast cash
  flow margin (a)        12.6%         7.5%        10.0%           6.1%
 Adjusted EBITDA
  margin (a)              1.1%        -8.8%         0.1%          -5.4%
                      =======      =======      =======       ========

  (a) We define:

    * Broadcast cash flow as operating loss, plus stock-based
      compensation, depreciation and amortization (including
      impairment of intangibles), amortization of program rights, minority interest benefit (excluding depreciation) from
      the co-production of The Daily Buzz, impairment of broadcast licenses and corporate expenses, less our equity in the
      net loss, excluding depreciation, of The Daily Buzz and
      program payments (excluding program payments related to
      construction permits);

    * Adjusted EBITDA as broadcast cash flow less corporate
      expenses, exclusive of stock-based compensation included
      in corporate expenses;

    * Broadcast cash flow margin is broadcast cash flow as a
      percentage of net revenues; and

    * Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

             ACME Communications Inc. and Subsidiaries
        Reconciliation of Net Revenues to Station Net Revenues
                              (Unaudited)
                             (In Thousands)

                       Three Months Ended          Twelve Months Ended
                         December 31,                  December 31,
                     ---------------------       ---------------------
                      2006          2005           2006         2005
                     -------      --------       ---------    --------

 Net revenues        $ 8,445      $ 8,626        $ 34,789     $34,203
 Less: Daily Buzz
  net revenues            --         (471)           (931)     (1,737)
                     -------      -------        --------     -------

   Station net
    revenues         $ 8,445      $ 8,155        $ 33,858     $32,466
                     =======      =======        ========     =======

 Supplemental Table 3
 --------------------

                  ACME Communications Inc. and Subsidiaries
              Reconciliation of Operating Expenses to Cash-Based
                        Station Operating Expenses
                                 (Unaudited)
                                (In Thousands)

                         Three Months Ended       Twelve Months Ended
                             December 31,            December 31,
                         -------------------     ---------------------
                          2006        2005         2006        2005
                         -------    --------     --------     --------

 Operating expenses      $ 9,251    $ 15,727     $ 40,168     $ 46,074

 Add:
  Program payments         1,624       1,670        6,622        6,919

 Less:
  Depreciation              (933)     (1,027)      (3,976)      (4,307)
  Corporate expense       (1,024)     (1,403)      (3,621)      (3,922)
  Barter program
   costs                    (844)       (835)      (3,411)      (3,237)
  Program amortization    (1,635)     (2,376)      (7,440)      (7,566)
  Daily Buzz
   production costs           --        (724)      (1,662)      (2,907)
  Abandoned
   acquisition-related
   costs                      --        (872)        (177)        (872)
  Impairment of
   broadcast licenses        (27)     (3,612)         (27)      (3,612)
  Stock-based
   compensation at
   stations                  (41)         --         (165)          --
                         -------    --------     --------     --------

    Total cash-based
     station operating
     expenses            $ 6,371    $  6,548     $ 26,311     $ 26,570
                         =======    ========     ========     ========

CONTACT:  ACME Communications, Inc.
          Tom Allen
          (714) 245-9499

          Brainerd Communicators, Inc.
          Chris Plunkett or Todd St. Onge
          (212) 986-6667